UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 30, 2005

Western Water Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18756	33-0085833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Washington Avenue, Point Richmond, California		94801
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	510-234-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01. Other Events.

On March 30, 2005, Western Water Company (the "Company") decided to defer the payment of interest on the Company’s 9% Unsecured Subordinated Debentures ("the Debentures") which mature on September 30, 2005. The interest payment, in the total amount of approximately $374,000, was due on March 31, 2005. The decision to defer the interest payment was prompted by the Company’s need to conserve cash in order to develop and protect the Company’s assets, including the Cherry Creek Project. As reported in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004 (the "Form 10-K"), the Cherry Creek Project is the largest asset on the Company’s consolidated financial statements. Also as reported in the Form 10-K, given its current financial position, the Company must either monetize the Cherry Creek Project or recapitalize the Company prior to September 30, 2005, the Company’s current planning horizon, so as to enable it to make timely repayment of the Debentures upon maturity. As previously reported, the Company has engaged an independent and exclusive brokerage team to assist in the monetization of the Cherry Creek Project and/or the consideration and possible structuring of a corporate recapitalization.

Decision to Defer Interest Payment on Debentures

As previously reported, the Company has attempted to arrange an asset-secured operating loan to sustain the Company’s operations and fund its current financial obligations. To date, such efforts have not procured such a loan. Efforts to arrange such a loan are continuing.

Potential Consequences of Deferral of Interest Payment

The Debentures provide that failure to make payment of interest within ten days of the due date constitutes an event of default. The Debentures further provide that, following such an event of default, holders of not less than 50% of the outstanding principal of the Debentures may, by written notice to the Company, declare principal and interest on the Debentures to be immediately due and payable. The principal amount of Debentures currently outstanding is approximately $8,318,000. A copy of the Debentures has been previously filed with the Securities and Exchange Commission.

Forward-Looking Statements

The disclosures set forth in this Current Report on Form 8-K include forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s plans to monetize the Cherry Creek Project or recapitalize the Company and arrange for interim financing. These forward-looking statements represent the Company’s current intentions, plans, expectations and beliefs. The Company assumes no obligation to update any forward-looking statements. In addition, the events described in the forward-looking statements may not actually arise. The Company’s actual results could differ materially from those described herein as a result of various factors, risks and uncertainties, including the terms and conditions of any short-term loan the Company secures and the restrictions relating to business operations imposed by such a loan, as well as various factors affecting the marketability of the Cherry Creek Project, including the Company’s success in appealing the substitute water supply plan in the Colorado water courts and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. For more information about these and other potential factors that could affect the Company’s business and financial results, see the discussion of "Risk Factors" in the Form 10-K and recent Form 10-Q filings, available on the SEC’s website at www.sec.gov or through the Investor Relations link on the Company’s website at www.wwtr.com.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Water Company

April 1, 2005	By:	Michael Patrick George

Name: Michael Patrick George
Title: Chairman, President, Chief Executive Officer and Chief Financial Officer